UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 5, 2005
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                        NEW YORK COMMUNITY BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                         0-31565                06-1377322
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(State or other jurisdiction       Commission File Number     (I.R.S. Employer
of incorporation or organization)                            Identification No.)




                  615 Merrick Avenue, Westbury, New York 11590
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 683-4100
                                                           --------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           CURRENT REPORT ON FORM 8-K
                           --------------------------

ITEMS 1.01 and 1.02
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On April 5, 2005, the Holding Company and the Bank entered into a Transition
Arrangements letter agreement and related release with Michael P. Puorro in connection with his retirement as an Executive Vice President and Chief Financial Officer of the Holding Company and the Bank. The Transition Arrangements letter agreement contemplates that he will be paid and receive the amounts and benefits contemplated upon his departure under certain circumstances by his existing Amended and Restated Employment Agreement effective as of November 30, 2004 (the "Existing Employment Agreement"), which include a lump sum severance payment of $1,365,364.71. The Transition Arrangements letter agreement otherwise terminates the Existing Employment Agreement.

ITEMS 5.02(b) and (c)
---------------------

On April 5, 2005, Michael P. Puorro, an Executive Vice President and the Chief Financial Officer of the Holding Company and the Bank, retired. On April 5, 2005, the Holding Company and the Bank appointed Thomas R. Cangemi, 36, a Senior Executive Vice President of the Holding Company and the Bank, as Chief Financial Officer of the Holding Company and the Bank. Thomas R. Cangemi has been Senior Executive Vice President and head of the Capital Markets Group of New York Community Bancorp, Inc. and its primary subsidiary, New York Community Bank, since October 31, 2003, and joined the Company as Executive Vice President on July 31, 2001. In addition, Mr. Cangemi is a member of the Board of Directors of Peter B. Cannell & Co., Inc., a New York City-based investment management firm owned by the Bank.

Prior to joining the Company, Mr. Cangemi was Executive Vice President, Chief Financial Officer, and Treasurer of both Richmond County Financial Corp. and Richmond County Savings Bank. Before joining Richmond County in 1997, Mr. Cangemi served as Senior Vice President, Chief Financial Officer, and Corporate Secretary of Continental Bank, a commercial bank based in Garden City, New York and, previously, as Director of Corporate SEC Reporting for an electronics corporation in Boca Raton, Florida. From 1993 to 1996, Mr. Cangemi was Vice President and Chief Financial Officer of Sunrise Bancorp, a publicly traded thrift headquartered on Long Island. Previously, Mr. Cangemi was a member of the SEC Professional Practice Group of KPMG Peat Marwick serving financial institutions.

Mr. Cangemi holds a B.B.A. from the School of Professional Accountancy at Dowling College, and is a certified public accountant and a member of the AICPA.

Additionally, on April 5, 2005, the Holding Company and the Bank appointed John
J. Pinto, 34, as Executive Vice President and Chief Accounting Officer. Mr. Pinto has a three-year employment agreement with the Company and the Bank, with a current salary of $250,000 and options to purchase 131,851 shares of the Company's common stock. Previously, Mr. Pinto was the Bank's First Senior Vice President in the Capital Markets Group.

Prior to joining the Company on July 31, 2001, Mr. Pinto was Senior Vice President and General Auditor of both Richmond County Financial Corp. and Richmond County Savings Bank. Before joining Richmond County in 1998, Mr. Pinto served as Director, Financial Reporting at American Express Bank, a multinational bank based in New York City, and, previously, as a member of the Financial Services Group of Ernst & Young, LLP based in New York City, auditing and consulting for financial institutions.

Mr. Pinto holds a Bachelors degree from Fairfield University, and is a certified public accountant and a member of the AICPA.

ITEM 9.01(c)
------------

Attached as Exhibit 99.1 is a press release issued by the Company on April 6, 2005, announcing the retirement of Mr. Puorro and the appointments of Messrs. Cangemi and Pinto.

                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


  April 5, 2005                            NEW YORK COMMUNITY BANCORP, INC.
----------------
      Date
                                           /s/ Joseph R. Ficalora
                                           -------------------------------------
                                           Joseph R. Ficalora
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

99.1     Press release issued on April 6, 2005.